                       Market Shares for Gas and Electric Utilities in the U.S.


                             Combined       Combined                  Portion of Market
                             Ipalco-         Ipalco-      Number of   Served by Combined
                             Cilcorp's      Cilcorp's       Larger    Ipalco-Cilcorp and
Parameter      Units         Statistics       Share       Companies   Larger Companies

Customers      thousands         820          1.0%            30             92.6%
Assets         $millions       3,575          1.1%            31             93.5%
Revenues       $millions       1,327          1.1%            30             92.8%

                           Comparison of Combined Ipalco-Cilcorp to Larger Utilities

Parameter      Units          Number of Utilities         Average Size     Ratio of These Utilities
                             Necessary for 50% of           of These          to Combined Ipalco-
                                     U.S.                   Utilities              Cilcorp

Customers      thousands               9                       4,529                 5.53
Assets         $millions              10                      17,004                 4.76
Revenues       $millions              10                       6,150                 4.63


                              Number of Utilities         Average Size     Ratio of These Utilities
                             Necessary for 80% of           of These          to Combined Ipalco-
Parameter      Units                 U.S.                   Utilities              Cilcorp

Customers      thousands             22                        2,926                 3.57
Assets         $millions             22                       12,073                 3.38
Revenues       $millions             22                        4,365                 3.29

                       Market Shares for Gas and Electric Companies in the United States
                                          Companies Sorted by Assets

Holding Company                                      Assets           Rank        Share of    Cumulative Share
                                                 (millions of $)                    Total

PG&E Corp.                                           30,096             1           8.8%           8.8%
TXU                                                  20,540             2           6.0%           14.9%
Dominion Resources, Inc.                             17,095             3           5.0%           19.9%
Consolidated Edison, Inc.                            16,436             4           4.8%           24.7%
Niagara Mohawk Holdings, Inc.                        15,722             5           4.6%           29.4%
Public Service Enterprise Group, Inc.                15,239             6           4.5%           33.8%
DTE Energy Co.                                       14,333             7           4.2%           38.0%
Columbia-NiSource                                    14,205             8           4.2%           42.2%
PECO Energy Co.                                      13,409             9           3.9%           46.2%
KeySpan Energy                                       12,960            10           3.8%           50.0%
Northeast Utilities                                  12,033            11           3.5%           53.5%
Cinergy Corp.                                        10,650            12           3.1%           56.6%
CMS Energy Corp.                                      9,716            13           2.9%           59.5%
PP&L Resources, Inc.                                  9,373            14           2.8%           62.2%
Ameren Corp.                                          9,225            15           2.7%           65.0%
Constellation Energy Group, Inc.                      9,091            16           2.7%           67.6%
New Century Energies, Inc.                            8,751            17           2.6%           70.2%
Northern States Power Co.                             8,110            18           2.4%           72.6%
Illinova Corp.                                        7,803            19           2.3%           74.9%
Puget Sound Energy, Inc.                              6,010            20           1.8%           76.6%
Conectiv                                              5,739            21           1.7%           78.3%
Wisconsin Energy Corp.                                5,651            22           1.7%           80.0%
Vectren                                               5,501            23           1.6%           81.6%
Citizens Utilities Co.                                5,129            24           1.5%           83.1%
Sempra Energy                                         5,009            25           1.5%           84.6%
Sierra Pacific Resources                              4,815            26           1.4%           86.0%
Alliant Energy Corp.                                  4,756            27           1.4%           87.4%
Energy East Corp.                                     4,439            28           1.3%           88.7%
MidAmerican Energy Holdings Co.                       4,371            29           1.3%           90.0%
UtiliCorp United, Inc.                                4,291            30           1.3%           91.3%
LG&E Energy Corp.                                     4,056            31           1.2%           92.4%
Combined Ipalco-Cilcorp                               3,575            32           1.1%           93.5%

All others combined                                  22,141                         6.5%

Total                                                340,270

                       Market Shares for Gas and Electric Companies in the United States
                                          Companies Sorted by Revenue

Holding Company                                     Revenue           Rank        Share of    Cumulative Share
                                                (millions of $)                     Total

PG&E Corp.                                           9,077              1           7.6%           7.6%
Public Service Enterprise Group, Inc.                7,429              2           6.2%           13.8%
TXU                                                  7,327              3           6.1%           20.0%
Consolidated Edison, Inc.                            6,690              4           5.6%           25.6%
Dominion Resources, Inc.                             6,135              5           5.1%           30.7%
Cinergy Corp.                                        5,406              6           4.5%           35.2%
PECO Energy Co.                                      5,266              7           4.4%           39.6%
DTE Energy Co.                                       4,841              8           4.1%           43.7%
Columbia-NiSource                                    4,788              9           4.0%           47.7%
Northeast Utilities                                  4,541             10           3.8%           51.5%
Niagara Mohawk Holdings, Inc.                        3,828             11           3.2%           54.7%
CMS Energy Corp.                                     3,649             12           3.1%           57.8%
PP&L Resources, Inc.                                 3,624             13           3.0%           60.8%
Ameren Corp.                                         3,403             14           2.9%           63.7%
New Century Energies, Inc.                           3,248             15           2.7%           66.4%
Northern States Power Co.                            3,087             16           2.6%           69.0%
Constellation Energy Group, Inc.                     2,672             17           2.2%           71.2%
Conectiv                                             2,461             18           2.1%           73.3%
Sempra Energy                                        2,360             19           2.0%           75.2%
Wisconsin Energy Corp.                               2,108             20           1.8%           77.0%
Illinova Corp.                                       2,069             21           1.7%           78.7%
Energy East Corp.                                    2,013             22           1.7%           80.4%
Puget Sound Energy, Inc.                             1,892             23           1.6%           82.0%
Alliant Energy Corp.                                 1,888             24           1.6%           83.6%
Vectren                                              1,792             25           1.5%           85.1%
LG&E Energy Corp.                                    1,660             26           1.4%           86.5%
MidAmerican Energy Holdings Co.                      1,600             27           1.3%           87.8%
TECO Energy, Inc.                                    1,581             28           1.3%           89.2%
Sierra Pacific Resources                             1,551             29           1.3%           90.5%
KeySpan Energy                                       1,441             30           1.2%           91.7%
Combined Ipalco-Cilcorp                              1,327             31           1.1%           92.8%

All others combined                                  8,628                          7.2%

Total                                              119,378

                       Market Shares for Gas and Electric Companies in the United States
                                    Companies Sorted by Number of Customers

Holding Company                                    Customers        Rank        Share of    Cumulative Share
                                                 (thousands)                      Total

PG&E Corp.                                          8,438             1           10.6%        10.6%
Sempra Energy                                       6,772             2           8.5%         19.0%
Consolidated Edison, Inc.                           4,068             3           5.1%         24.1%
Columbia-NiSource                                   3,980             4           5.0%         29.1%
TXU                                                 3,902             5           4.9%         34.0%
Dominion Resources, Inc.                            3,701             6           4.6%         38.7%
Public Service Enterprise Group, Inc.               3,487             7           4.4%         43.0%
DTE Energy Co.                                      3,249             8           4.1%         47.1%
CMS Energy Corp.                                    3,167             9           4.0%         51.1%
New Century Energies, Inc.                          2,579            10           3.2%         54.3%
KeySpan Energy                                      2,185            11           2.7%         57.0%
Niagara Mohawk Holdings, Inc.                       2,078            12           2.6%         59.6%
Northern States Power Co.                           2,006            13           2.5%         62.1%
Northeast Utilities                                 1,910            14           2.4%         64.5%
PECO Energy Co.                                     1,903            15           2.4%         66.9%
Cinergy Corp.                                       1,871            16           2.3%         69.3%
Ameren Corp.                                        1,803            17           2.3%         71.5%
Constellation Energy Group, Inc.                    1,636            18           2.0%         73.6%
Wisconsin Energy Corp.                              1,523            19           1.9%         75.5%
Puget Sound Energy, Inc.                            1,414            20           1.8%         77.2%
UtiliCorp United, Inc.                              1,404            21           1.8%         79.0%
Alliant Energy Corp.                                1,287            22           1.6%         80.6%
MidAmerican Energy Holdings Co.                     1,270            23           1.6%         82.2%
PP&L Resources, Inc.                                1,250            24           1.6%         83.8%
LG&E Energy Corp.                                   1,119            25           1.4%         85.2%
Vectren                                             1,106            26           1.4%         86.5%
Energy East Corp.                                   1,053            27           1.3%         87.9%
Conectiv                                            1,043            28           1.3%         89.2%
Illinova Corp.                                        968            29           1.2%         90.4%
Sierra Pacific Resources                              928            30           1.2%         91.5%
Combined Ipalco-Cilcorp                               820            31           1.0%         92.6%

All others combined                                 5,931                         7.4%

Total                                               79,850